UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

November 29, 2016

PRO-DEX, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-14942	84-1261240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2361 McGaw Avenue

Irvine, California 92614

(Address of Principal Executive Offices)

(949) 769-3200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On November 29, 2016, Pro-Dex, Inc. (the “Company”) held its 2016 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders voted on three proposals and two advisory votes set forth below. The proposals and advisory votes are described in detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on October 17, 2016 (the “Proxy Statement”).

1.	To elect Raymond E. Cabillot, William J. Farrell III, David C. Hovda, Nicholas J. Swenson and Richard L. Van Kirk (the “Candidates”) to serve as members of the board of directors (“Board”) of the Company until their successors are duly elected and qualified.

Candidate	Votes For	Withheld	Broker Non-Votes
Raymond E. Cabillot	2,201,135	15,279	1,370,236
William J. Farrell III	2,195,008	21,406	1,370,236
David C. Hovda	2,209,893	6,521	1,370,236
Nicholas J. Swenson	2,187,329	29,085	1,370,236
Richard L. Van Kirk	2,210,146	6,268	1,370,236

On the basis of the foregoing votes, each of the Candidates was elected.

2.	To ratify the appointment of Moss Adams, LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2017.

For	Against	Abstain	Broker Non-Votes
3,435,324	3,631	147,695	—

On the basis of the foregoing votes, the proposal was ratified.

3.	To ratify and approve the Company’s 2016 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes
2,171,656	38,407	6,351	1,370,236

On the basis of the foregoing votes, the proposal was ratified.

4.	To cast a non-binding advisory vote with regard to the compensation of the Company’s Named Executive Officers (as defined in the Proxy Statement) as set forth in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
2,184,964	22,407	9,043	1,370,236

On the basis of the foregoing votes, the shareholders approved, on a non-binding advisory basis, the compensation of the Named Executive Officers.

5.	To cast a non-binding advisory vote with regard to the increase in compensation of the Company’s independent directors (as defined in the Proxy Statement) as set forth in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
2,175,385	39,407	1,622	1,370,236

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2016

Pro-Dex, Inc.

By:	/s/ Alisha K. Charlton
Alisha K. Charlton
Chief Financial Officer